        As Filed with the Securities and Exchange Commission on June 24, 1997
                                                          REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                             VAUGHN COMMUNICATIONS, INC.
                (Exact Name of Registrant as Specified in its Charter)

            Minnesota                                41-0626191
  ---------------------------               -----------------------------
  (State or jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                5050 West 78th Street
                            Minneapolis, Minnesota  55435
                ------------------------------------------------------
                 (Address of Principal Executive Offices)  (Zip Code)

                                1995 STOCK OPTION PLAN
                                 (Full Title of Plan)

                      E. David Willette, Chief Executive Officer
                             Vaughn Communications, Inc.
                                5050 West 78th Street
                             Minneapolis, Minnesota 55435
                     -------------------------------------------
                       (Name and Address of Agent for Service)
                                    (612) 832-3200
               -------------------------------------------------------
             Telephone Number, Including Area Code, of Agent for Service

                                      COPIES TO:
                                 Jean M. Davis, Esq.
                          Jacobson Harwood  & Erickson, P.A.
                                3800 Multifoods Tower
                                33 South Sixth Street
                             Minneapolis, Minnesota 55402
                                    (612) 340-0234


                                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Title of Securities to be    Amount to be        Proposed            Proposed            Amount of
Registered                   Registered          Maximum Offering    Maximum             Registration Fee
                                                 Price Per Unit      Aggregate
                                                                     Offering Price
-----------------------------------------------------------------------------------------------------------

Common Stock, $0.10          200,000 shares      $6.5625(1)          $1,312,500(1)       $262.50
-----------------------------------------------------------------------------------------------------------

TOTAL                        200,000 shares                          $1,312,500          $262.50
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), based on the average high and low prices as reported by the Nasdaq National Market on June 18, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein and made a part hereof by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

    (b) The Registrant's Quarterly Report on Form 10-Q for the three-month period ended April 30, 1997;

    (c) The description of the Registrant's Common Stock that is contained in its Registration Statement on Form S-1 filed on February 17, 1987 (Registration Statement No. 33-10918), including any amendment or report filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act") for the purpose of updating such description;

    (d) The Registrant's definitive proxy statement dated May 20, 1997 filed pursuant to Section 14 of the 1934 Act in connection with the annual meeting of stockholders held June 17, 1997, excluding the Compensation Committee Report on Executive Compensation and the Performance Graph included therein; and

    (e) All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing with the Commission of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by the Minnesota Statutes, Section 302A.251, the Registrant's Restated Articles of Incorporation, as amended, eliminate the liability of the Registrant's directors for monetary damages arising from any breach of fiduciary duty as a member of the Registrant's Board of Directors (except as expressly prohibited by Minnesota Statutes, Section 302A.251, Subd. 4). Article 9 of the Registrant's Restated Articles of Incorporation, as amended, provides as follows:

    "LIMITATION OF DIRECTOR LIABILITY

         9.1) a director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders;
     (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 302A.559 of the Minnesota Statutes or violations of federal or state securities law; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date this Article 9 becomes effective. If the Minnesota Statutes are hereby amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of this corporation in addition to the limitation on personal liability provided herein shall be limited to the fullest extent permitted by the Minnesota Statutes, as amended. Any repeal or modification of this Article 9 by the shareholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of this corporation existing at the time of such repeal or modification."

    Article VII of the Registrant's Bylaws provides that the Registrant "shall exercise as fully as may be permitted from time to time by the statutes and decisional law of the State of Minnesota or by any other applicable rules or principles of law its power to indemnify each officer of the corporation against the expense of any action to which he is a party or is threatened to be made a party by reason of the fact that he is or was an officer of the corporation." The term officer is defined in the Bylaws to include directors, officers, employees and agents acting on behalf of the corporation.

    Minnesota Statutes, Section 302A.521 requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, settlements and reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Registrant. In addition, Section 302A.521, Subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

    In addition, the Registrant has acquired insurance policies which insure officers and directors of the Registrant against liability, subject to certain exclusions, from actions brought by third parties including shareholders of the Registrant.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable. None of the shares of Common Stock included in this Registration Statement have been issued.

Item 8.  EXHIBITS.

    4.1  1995  Stock Option Plan, as amended June 20, 1995 and April 28, 1997.
    4.2 Form of Nonstatutory Stock Option Agreement between the Registrant and an Optionee.
    4.3 Form of Incentive Stock Option Agreement between the Registrant and an Optionee.
    4.4  Form of Common Stock Certificate of Vaughn Communications, Inc.
    5.1  Opinion of Jacobson Harwood & Erickson, P.A.
    23.1 Consent of Independent Auditors.
    23.2 Consent of Jacobson Harwood & Erickson, P.A. is contained in Exhibit
         5.1 to this Registration Statement.
    24.1 Power of Attorney is contained on the signature pages to this Registration Statement.

Item 9.  UNDERTAKINGS.

    (a)  RULE 415 OFFERING.

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

    Provided, however, that Paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (h)  FILING OF REGISTRATION STATEMENT ON FORM S-8.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on June 17, 1997.

                             VAUGHN COMMUNICATIONS, INC.


                             By:/s/ E. David Willette
                                ---------------------
                                E. David Willette
                                Chief Executive Officer and
                                Chairman of the Board



                                  POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. David Willette and M. Charles Reinhart, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                         Date
---------                         -----                         ----

/s E. David Willette         Chairman of the Board,             6/17/97
---------------------        Chief Executive Officer,
E. David Willette            and a Director (principal
                             executive officer)

/s/ M. Charles Reinhart      Chief Financial Officer            6/17/97
-----------------------      and Secretary (principal
M. Charles Reinhart          financial and accounting
                             officer)

/s/ Roger F. Heegaard        Director                           6/17/97
---------------------
Roger F. Heegaard

/s/ Harold G. Wahlquist      Director                           6/17/97
-----------------------
Harold G. Wahlquist

/s/ William D. Smith         Director                           6/17/97
--------------------
William D. Smith

/s/ Laurence F. LeJeune      Director                           6/17/97
-----------------------
Laurence F. LeJeune

/s/ Michael R. Sill          Director                           6/17/97
-------------------
Michael R. Sill

/s/ Rodney P. Burwell        Director                           6/17/97
---------------------
Rodney P. Burwell

/s/ Jeffrey Johnson          Director                           6/17/97
-------------------
Jeffrey Johnson

/s/ Robert Harmon            Director                           6/17/97
-----------------
Robert Harmon

/s/ Donald J. Drapeau        Director                           6/17/97
---------------------
Donald J. Drapeau

                             VAUGHN COMMUNICATIONS, INC.

                                  INDEX TO EXHIBITS

                      FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit
Number                                                                    Page
-------                                                                   ----

4.1      1995 Stock Option Plan, as amended June 20, 1995 and April 28, 1997

4.2      Form of Nonstatutory Stock Option Agreement between the
         Registrant and an Optionee.

4.3      Form of Incentive Stock Option Agreement between the
         Registrant and an Optionee.

4.4      Form of Common Stock Certificate of Vaughn Communications, Inc.

5.1      Opinion of Jacobson Harwood & Erickson, P.A.

23.1     Consent of Independent Auditors.

23.2 Consent of Jacobson Harwood & Erickson, P.A. is contained in Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney is contained on the signature pages.